Exhibit 99.1 to Form 8-K


                                                                 EXECUTION COPY

                            ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of the 31st day of August, 2000, by and between Wave Systems Corp., a Delaware corporation, with a principal place of business at 480 Pleasant St., Lee, MA 01238 (the "Buyer") and Indigo Networks LLC, a Delaware limited liability company, with a principal place of business at 722 Rundle Avenue, Nashville, Tennessee 37210 (the "Seller").

     WHEREAS, the Seller desires to sell and the Buyer desires to purchase substantially all of the assets relating to the web-based, retail shopping network business and all other businesses (the "Business") of the Seller.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer, the Seller, and the Shareholders agree as follows:

     Section 1. PURCHASE AND SALE.

     Section 1.1. Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Section 4 hereof, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, all of the following assets (all of which assets are hereinafter referred to collectively as the "Acquired Assets"):

     (a) All of the Seller's rights and title to, and interest in, any and all machinery, installations, equipment, furniture, tools, spare parts, supplies, materials and all other personal property used in connection with the Business, including without limitation those items described on Schedule 1(a) hereto (the "Equipment");

     (b) All of the Seller's rights under purchase orders, website agreements, development agreements and under all other contracts, commitments and agreements of the Seller in connection with the Business that have been entered into by the Seller in the ordinary course of business prior to the Closing (the contracts and agreements referred to in this paragraph (b) being referred to collectively as the "Contracts"), including, without limitation, those Contracts listed on Schedule 1(b) hereto;

     (c) All of the Seller's transferable rights under the licenses, permits and approvals, both governmental and private, which are necessary or required

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for the operation, use or ownership of the Business or any of the Acquired
Assets (the "Permits");

     (d) All of the Seller's source codes, URL's, trademarks, trade names, trade secrets, corporate names, service marks, domain names, copyrights, designs, patents, software code and architecture, other intellectual property, licenses (as licensee or licensor), other agreements and applications with respect to any of the foregoing, production records, technical information, all know-how, processes, supplier lists, telephone numbers, all other intangible assets, and all goodwill of the Seller relating to the Business (all intellectual property, licenses, contracts and other intangible assets referred to in this paragraph being referred to collectively as the "Intangibles"), including, without limitation, those described Intangibles on Schedule 1(d) hereto;

     (e) Copies of all of the Seller's accounting books, records and ledgers, employment and personnel records for all employees of the Seller, owned information systems and all other documents and records relating to the Acquired Assets or the Business;

     (f) All of the Seller's transferable rights under the insurance policies described on Schedule 1(f) hereto (the "Insurance Policies");

     (g) All of the Seller's title to, interest in and rights under the leases of the personal property described on Schedule 1(g) hereto (the "Personal Property Leases");

     (h) All of the Seller's title to, interest in and rights under the leases of the real property described on Schedule 1(h) hereto (the "Real Property Leases");

     (i) All of the Seller's title to, interest in and rights under license agreements and marketing development agreements in effect on the Closing Date, including, without limitation, all amendments, modifications and supplements thereto, that have been entered into by the Seller in connection with the Business (the "License Agreements"), including, without limitation, those License Agreements described on Schedule 1(i) hereto;

     (j) All of the Seller's pre-paid expenses;

     (k) Any lists in the possession of the Seller that identify customers to whom sales were made in connection with the operation of the Business (the "Accounts") and vendors from whom items, including without limitation the Equipment and the Inventories, are purchased in connection with the operation of the Business; and


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     (l) All of the Seller's other assets other than the Excluded Assets.

     Section 1.2. Excluded Assets. Notwithstanding the foregoing, the Seller is not selling, and the Buyer is not purchasing pursuant to this Agreement, any of the following assets of the Seller (the "Excluded Assets"), and the term "Acquired Assets" shall not include:

     (a) Any of the Seller's cash, commercial paper, and cash equivalents, on hand or in banks;

     (b) Any marketable securities owned by the Seller; or

     (c) Seller's attorney-client privilege and privileged records maintained with the law firm of Greenberg Traurig, LLP or its predecessor Minkin & Snyder, PC.

     Section 2. PURCHASE PRICE. The Buyer shall pay to the Seller on the Closing Date, as the aggregate purchase price for the Acquired Assets (the "Purchase Price") that number of shares of the Buyer's common stock, par value $0.01 per share (the "Buyer's Common Stock") having a value (as determined herein equal to Seven Million Two Hundred Thirty-five Thousand Three Hundred Fifty-one Dollars ($7,235,351) less the adjustments required by Section 8.2 (the "Adjusted Price"). The number of shares (the "Purchase Price Shares") of the Buyer's Common Stock to be delivered to the Seller pursuant to Section 4 shall equal the quotient obtained by dividing (i) the Adjusted Price, by (ii) the average of the closing prices for shares of the Buyer's Common Stock, as reported on the Nasdaq National Market, over the period of ten (10) trading days ending on the last trading date immediately preceding the Closing Date. The quotient shall be rounded to the nearest whole share. The Purchase Price shall be allocated among the Acquired Assets in the manner set forth on Schedule 2 hereto.

     Section 3. ASSUMPTION OF CERTAIN OBLIGATIONS OF THE SELLER. (a) Except as set forth in Section 3(b), the Buyer shall not assume or be responsible for any liabilities of the Seller whatsoever, including without limitation any of the Seller's contractual, statutory or other obligations, trade payables, tax obligations, employee termination expenses, environmental liabilities, intellectual property infringements, license violations or indebtedness of any type of or relating to the Seller, whether relating to the Business or the Acquired Assets or otherwise (all such liabilities being referred to herein as the "Excluded Liabilities"). The Seller shall remain solely responsible therefor, and shall pay and perform such obligations promptly as funds are available therefor.


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     (b) The Buyer shall assume the obligations and liabilities which arise under the Contracts, Permits, and Intangibles as and to the extent arising after the Closing Date and pertaining to any period after the Closing Date.

     Section 4. CLOSING.

     Section 4.1. Time and Place. The closing of the transfer and delivery of the documents and instruments necessary to consummate the purchases and sales contemplated by this Agreement (the "Closing") shall be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts at 10:00 a.m. on August 31, 2000, or at such other time or place as the Buyer and the Seller may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".

     Section 4.2. Transactions at Closing. At the Closing of the purchase and sale of the Acquired Assets:

     (a) The Seller shall duly execute and deliver to the Buyer or its nominee or nominees such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as the Buyer may reasonably request and as may be necessary to vest in the Buyer good record and marketable title to all of the Acquired Assets, in each case subject to no Encumbrances (as defined in Section 6.4 below), including but not limited to a Bill of Sale in substantially the form of Exhibit A hereto.

     (b) The Seller and the Buyer shall duly execute and deliver to each other an Assignment Agreement in the form of Exhibit B hereto with respect to the Acquired Assets.

     (c) The Buyer shall deliver to the Seller a stock certificate evidencing the Purchase Price Shares.

     (d) Each of Ted Patrick ("Patrick") and Marten Quadland ("Quadland") shall enter into a one-year employment agreement with the Buyer satisfactory to the Buyer and to Patrick or Quadland, as applicable. Such employment agreements shall specify a minimum salary of $125,000 plus incentive options consistent with employees at a similar level, and shall contain non-compete provisions acceptable to the Buyer.

     (e) Crom Carmichael and the Buyer shall execute and deliver a non-compete agreement in substantially the form of Exhibit C hereto.


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     (f) Terry Johnson and the Buyer shall execute and deliver a non-compete agreement in substantially the form of Exhibit C hereto and a consulting agreement in substantially the form of Exhibit D hereto.

     (g) Each member of the Seller shall execute and deliver a non-compete, waiver and release agreement satisfactory to the Buyer.

     (h) The Seller shall execute and deliver the Certificate of Expenses pursuant to Section 13.1.

     (i) The Seller shall deliver to the Buyer a favorable opinion from Greenberg Traurig, LLP, counsel to the Seller, addressed to the Buyer, dated as of the Closing Date, and in form and substance set forth on Exhibit E hereto.

     (j) Each other party to any Contract with the Seller under which the transactions contemplated by this Agreement (i) would constitute a default giving rise to a claim for damages or injunctive relief which could materially adversely affect any of the Acquired Assets or the Business carried on with any of the Acquired Assets, (ii) would accelerate obligations, or (iii) would permit cancellation of such contract, shall have given such consent at no expense to the Buyer and in form and substance satisfactory to the Buyer, as may be necessary to permit the consummation of the transactions contemplated by this Agreement without default or acceleration under or cancellation of such Contract.

     (k) The Seller shall deliver a certificate from its manager in the form of Exhibit F hereto as to (i) the Seller's Certificate of Formation, (ii) the Seller's Limited Liability Company Agreement, (iii) the authority of any person executing documents on behalf of the Seller and (iv) the consent of the Seller's members.

     Section 5. ACCRUED EXPENSES, TAXES, ETC. The Seller shall pay all sales, use and other transfer taxes with respect to the sale and the Buyer's purchase of the Acquired Assets. The Seller shall pay, or deliver evidence that such has been paid to the Seller's employees, on or before the Closing Date, all bonuses, profit-sharing, pension, vacation, personal and sick days and other amounts relating to the Seller's employees accrued through the Closing Date based on the number of days elapsed during the applicable accrual period, whether or not such amounts are then payable.


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     Section 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller
represents and warrants to the Buyer as follows:

     Section 6.1. Organization of the Seller; Authority. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite power and authority to own and hold the Acquired Assets owned or held by it, to carry on its business and to own or lease and operate its properties as such business is now conducted and such properties are now owned, leased or operated. The Seller has all requisite power, authority and capacity to execute and deliver this Agreement and all other agreements, documents and instruments contemplated hereby (collectively, the "Transaction Documents") and to carry out all actions required pursuant to the terms of the Transaction Documents, and the Transaction Documents have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms.

     Section 6.2. Corporate Approval; Binding Effect. The Seller has obtained all necessary authorizations and approvals from its Managers and its members required for the execution and delivery by the Seller of the Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated thereby. The terms of such authorizations and approvals do not provide for the dissolution of the Seller.

     Section 6.3. Non-Contravention. Neither the execution and delivery of the Transaction Documents by the Seller nor the consummation by the Seller of the transactions contemplated thereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrances (as defined in Section 6.4 below) upon any property of the Seller (including, without limitation, any of the Acquired Assets) pursuant to, (a) the Limited Liability Company Agreement of the Seller, as amended to date; (b) any agreement or commitment to which the Seller is a party or by which the Seller or any of its properties (including, without limitation, any of the Acquired Assets) is bound or to which the Seller or any of such properties is subject, except to the extent that any such violations or defaults would not in the aggregate result in a material adverse effect on the Acquired Assets or the Business or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority.

     Section 6.4. Title to Acquired Assets. The Seller is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets, without any restrictions of any kind whatsoever other than the obtaining of any required consents to any transfer of Contracts, Permits or Intangibles as otherwise

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described herein. Except for mortgages and other liens described on Schedule
6.4 hereto which secure indebtedness for borrowed money and which will be discharged at or prior to the Closing, all of the Acquired Assets are entirely free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind other than restrictions against the transfer or assignment thereof as otherwise disclosed herein (collectively, "Encumbrances"), and there are no filings in any registry of deeds in any jurisdiction or under the Uniform Commercial Code or similar statute in any jurisdiction showing the Seller as debtor which create or perfect or which purport to create or perfect any Encumbrance in or on any of the Acquired Assets. At and as of the Closing, the Seller will convey the Acquired Assets to the Buyer by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest title in the Buyer, and the Buyer will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of all Encumbrances.

     Section 6.5. Litigation, etc. Except as set forth on Schedule 6.5 hereto, no action, suit, proceeding or investigation is pending or, to the knowledge of the Seller, threatened, relating to or affecting any of the Acquired Assets or relating to or affecting the activities of the Seller carried on with any of the Acquired Assets, or which questions the validity of this Agreement or challenges any of the transactions contemplated hereby, nor to the knowledge of the Seller is there any basis for any such action, suit, proceeding or investigation.

     Section 6.6. Conformity to Law. Except as would not result in a material adverse effect on the Acquired Assets or the Business, the Seller has complied with, and is in compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business or any of the Acquired Assets (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance), (b) all terms and provisions of all contracts, agreements and indentures to which the Seller is a party, or by which the Seller or any of the Acquired Assets is subject, and (c) its Limited Liability Company Agreement, as amended to date. The Seller has not committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of its business or any of the Acquired Assets.

     Section 6.7. Intellectual Property. Except as disclosed on Schedule 6.7,

     (a) The Seller owns, or has the right to use, sell or license all of the Intangibles utilized in the Business as presently conducted (such intellectual

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property and the rights thereto are collectively referred to herein as the "IP
Rights").

     (b) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not constitute a breach of any instrument or agreement governing any of its IP Rights (the "IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of its IP Rights, or impair its right or the right of its Buyer to use, sell or license any of its IP Rights.

     (c) (i) neither the manufacture, marketing, license, sale or intended use of any product, service or technology currently licensed or sold or under development by the Seller violates any license or agreement between it and any third party or, to its knowledge infringes any intellectual property right, including without limitation any patents or copyrights, of any other party; and
(ii) there is no pending or, to its knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of its IP Rights, nor has it received any notice asserting that any of its IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

     (d) The Seller has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of its IP Rights.

     Section 6.8. Sufficiency of Acquired Assets. The Acquired Assets are sufficient for conducting the Business in a commercially reasonable manner. Quadland and Patrick have the knowledge and experience to maintain technology of the Acquired Assets in substantially their current condition.

     Section 6.9. Disclosure. No representation or warranty by the Seller in the Transaction Documents or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     Section 6.10. Commissions. The Seller does not and will not owe any commissions to any client or customer of the Seller, and the Seller is not obligated to pay any other amounts to or perform other obligations (other than routine servicing of customer accounts) for any client or customer of the Seller.


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     Section 6.11. Consents of Third Parties. Except as disclosed on Schedule
6.11, the Seller has no obligation to secure any consent from any third party in order to permit the consummation of the transactions contemplated by the Transaction Documents.

     Section 6.12. Financial Statements. Schedule 6.12 includes a true, complete and correct copy of the Seller's balance sheet as of June 30, 2000 (the "Balance Sheet") and except as disclosed on Schedule 6.12, the Balance Sheet has been prepared in accordance with generally accepted accounting principles consistently applied and fairly presents the financial condition of the Seller as of June 30, 2000. Except as disclosed on Schedule 6.12, there are no other liabilities other than those liabilities reflected on the Balance Sheet.

     Section 6.13 Absence of Certain Changes and Events. Except as set forth in
Schedule 6.13, since June 30, 2000, the Seller has conducted the Business only in the normal and ordinary course and, with respect to the Business, there has not been any:

          (a) adoption of, increase in, or termination of payments to or benefits under, any profit share, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan;

          (b) increase in the annual compensation of any employee or officer of the Seller or grant any stock or stock options, bonuses, benefits or other forms of compensation to any employee, officer, director or consultant;

          (c) entrance into any employment agreements;

          (d) issuance of any debt or equity securities or options, warrants, rights or convertible securities;

          (e) payment of any dividends, redemption of any securities or otherwise a distribution or write off of the assets of the Seller;

          (f) except as reasonably necessary for the ordinary operation of the Seller, borrowing of any funds under existing credit lines or otherwise;

          (g) damage to or destruction or loss of any asset or property, whether or not covered by insurance;

          (h) except in the ordinary course of business, sale, lease, or other disposition of any asset or property or mortgage, pledge, or imposition of any encumbrance on any asset or property, including without limitation the Seller's IP Rights;


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          (i) cancellation or waiver of any claims or rights with a value to the Seller;

          (j) material change in the accounting methods used by the Seller;

          (k) material adverse change in the financial condition, assets, liabilities, earnings, business or prospects of the Business;

          (l) activities that could jeopardize the consummation of the proposed transaction as contemplated under the Agreement; or

          (m) agreement, whether oral or written, by the Seller or the Shareholders to do any of the foregoing.

          Section 6.14. Accredited Investor Status. The Seller is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended.

          Section 6.15 Brokers. The Seller has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement other than Legacy Capital Fund, Inc., whose fees, costs, expenses and other charges shall be borne solely by the Seller.

     Section 6.16 Contracts. Schedule 1(b), Schedule 1(f), Schedule 1(g),
Schedule 1(h), and Schedule 1(i) collectively set forth a complete and accurate list of all Contracts to which the Seller is a party or by which it is bound or to which the Seller or the Acquired Assets is subject. As used in this Section 6.16, the word "Contract" means and includes every agreement or understanding of any kind, written or oral, which is legally enforceable by or against the Seller, and specifically includes the Real Property Leases, the Personal Property Leases, the Insurance Policies, and the License Agreements. The Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all modifications and supplements thereto. Each of the Contracts listed on Schedule 1(b), Schedule 1(f), Schedule 1(g), Schedule 1(h), and Schedule 1(i) hereto is in full force and effect, no Contract is invalid, and no material breach or default, or event or condition which with notice or the passage of time or both would constitute such a breach or default, exists with respect thereto. Exhibit G hereto sets forth a true, accurate and complete copy of "Exhibit A" to each of the Contracts (i) between the Seller and merchants whose websites can be accessed through the Seller's website and (ii) which reference an "Exhibit A". The Seller has in all material respects performed all obligations required to be performed by them to date under each such Contract.

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Seller does not believe that any of such Contracts will result in a substantial loss or otherwise materially adversely affect the business to be carried on by the Buyer with the Acquired Assets. Subject to obtaining any necessary consents by the other party or parties to any such Contract (the requirement of any such consent being reflected on Schedule 6.11), no Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Buyer to be assumed thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     Section 6.17 Compensation of and Contracts with Employees. Schedule 6.17 hereto sets forth a complete and accurate list of all officers and all employees of the Seller, and the rate of compensation of each officer and each employee in effect as of the Closing Date. The Buyer has no severance obligation to any employee or former employee. The Seller has no employment agreement, written or oral, with any currently active employee.

     Section 6.18 Employee Benefit Plans.

     (a) Except as set forth on Schedule 6.18 hereto, the Seller does not maintain or has any obligation to make contributions to, any employee benefit plan (an "ERISA Plan") within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other retirement, profit sharing, stock option, stock bonus or employee benefit plan (a "Non-ERISA Plan"). The Seller has heretofore delivered to the Buyer true, correct and complete copies of each ERISA plan and each Non-ERISA Plan. All such ERISA Plans and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

     (b) The Seller has not engaged in any transaction in connection with which it could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any tax or penalty under any federal, state or local laws applicable to any Non-ERISA Plan. Except as otherwise noted in Schedule 6.18 hereto, no ERISA Plan or Non-ERISA Plan or any trust created under any ERISA Plan or Non-ERISA Plan has been terminated since September 2, 1974, and any termination so noted in Schedule 6.18 hereto was accomplished in accordance with applicable federal, state and local law. No material liability to the United States Pension Benefit Guaranty Corporation ("PBGC"), or to any multi-employer pension plan within the meaning of section 3(35) of ERISA, or to any other governmental authority, pension or retirement

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board, or other agency, under any federal, state or local law, has been or is expected to be incurred by the Seller with respect to any ERISA or Non-ERISA Plan. There has been no "reportable event" within the meaning of Section 4043(b) of ERISA with respect to any ERISA Plan, and no event or condition that presents a material risk of termination of any ERISA Plan by the PBGC.

     (c) Full payment has been made of all amounts that the Seller is required under the terms of each ERISA Plan and Non-ERISA Plan, or pursuant to applicable federal, state or local law, to have paid as contributions to such ERISA Plan or Non-ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan or Non-ERISA Plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any ERISA Plan. The are no unfunded benefit liabilities, as defined in Section 4001 of ERISA, under all ERISA Plans of the Seller as of the last day of the most recent plan year of each such plan.

     Section 7. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller as follows:

     Section 7.1. Organization and Standing of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has full power and authority under its Certificate of Incorporation and By-Laws and applicable laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby and this Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     Section 7.2. Non-Contravention. Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer pursuant to (a) the Certificate of Incorporation or By-Laws of the Buyer, each as amended to date; (b) any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject; or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority relating to the Buyer.

     Section 7.3. Brokers. The Buyer has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

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     Section 8. COVENANTS.

     Section 8.1 Registration of Purchase Price Shares. The Buyer will use its best efforts to register the Purchase Price Shares with the Securities and Exchange Commission (the "SEC") as soon as possible after the Closing Date so that such shares may be publicly traded. The Buyer shall make the initial filing of the registration statement on or before September 29, 2000.

     Section 8.2 Repayment of Loan. The Seller acknowledges the receipt of a loan in the original principal amount of $1,000,000 from the Buyer. The Seller hereby promises to pay to the order of the Buyer One Million Dollars ($1,000,000) (the "Loan Amount"). The Seller shall pay such amounts within five
(5) business days after the Purchase Price Shares are registered with the SEC. Notwithstanding the foregoing, on the Closing Date and upon the mutual agreement of the Buyer and Seller, the Loan Amount may be paid by the Seller to the Buyer by subtracting the Loan Amount from the Purchase Price.

     Section 8.3 Distribution of Purchase Price Shares. The Seller shall hold the Purchase Price Shares for its own account and shall not distribute such shares to its members at any time before the first anniversary of the Closing Date. The foregoing shall not be implied to limit the sale of the Purchase Price Shares upon their registration under the Securities Act.

     Section 8.4 Continuation of the Seller. The Seller shall do all things necessary to preserve and keep in full force and effect its existence as a limited liability company in good standing under the laws of Delaware during the period commencing on the Closing Date and ending on the latest to occur of
(i) the one-year anniversary of the Closing Date, (ii) the date of final resolution of all indemnification claims under Section 9 of which the Seller has been notified on or before the one-year anniversary of the Closing Date, and
(iii) the date of satisfaction of all Excluded Liabilities known to the Seller on or prior to the one-year anniversary of the Closing Date. During such period, the Seller shall maintain a net worth of at least $725,000.

     Section 8.5 Remittance of Cash. In the event that Seller receives after the Closing Date any payments relating to the Acquired Assets and/or accounts receivable, the Seller shall promptly endorse and transfer such payments to the Buyer and take all necessary and reasonable actions to vest such monies in the Buyer.

     Section 8.6 Notice to Third Parties. The Seller shall mail a letter to each other party to any Contract within five (5) business days following the Closing, other than parties who have delivered a consent pursuant to Section 4.2(j), notifying such party of the assignment hereunder and requesting that such party acknowledge the assignment by countersigning a copy of such letter and returning it to the Buyer.


     Section 9. INDEMNIFICATION.

     Section 9.1. Indemnification by the Seller. The Seller agrees to indemnify and hold the Buyer harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel, related to or arising directly or indirectly out of any of the following:

     (a) Any inaccuracies in any representation or warranty made by the Seller in or pursuant to the Agreement or any failure or breach by the Seller of any covenant, obligation, or undertaking made by the Seller in this Agreement (without regard to any materiality qualifier relating to such representation, warranty, covenant, obligation or undertaking);

     (b) Any and all Excluded Liabilities;

     (d) Any claims, liability or obligation with respect to any employee of the Seller in connection with his or her employment or termination of employment on or prior to the Closing Date by the Seller; and

     (e) All actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing, including without limitation reasonable attorneys' fees and expenses.

     Section 9.2. Indemnification by the Buyer. The Buyer agrees to indemnify and hold the Seller harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel, related to or arising directly or indirectly out of any of the following:

     (a) Any inaccuracies in any representation or warranty made by the Buyer in or pursuant to this Agreement or any failure or breach by the Buyer of any covenant, obligation, or undertaking made by the Buyer in this Agreement (without regard to any materiality qualifier relating to such representation, warranty, covenant, obligation or undertaking);

     (b) Any and all claims, liabilities and obligations arising out of the operation of the Acquired Assets or any business carried on by the Buyer following the Closing Date; and

     (c) All actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to the foregoing, including without limitation reasonable attorneys' fees and expenses.

     Section 9.3. Claims.

     (a) In the event that a party desires to make a claim under this Section 9 (the "Indemnitee") against another party or parties (the "Indemnitor") in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Indemnitee for which the Indemnitee may seek indemnification hereunder (a "Claim"), the Indemnitee shall notify the Indemnitor of such Claim and of the Indemnitee's claim of indemnification with respect thereto, provided that failure of the Indemnitee to give such notice shall not relieve the Indemnitor of its obligations under this Section 9 except to the extent, if at all, that the Indemnitor shall have been prejudiced thereby. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in the defense of such Claim, and if and only if each of the following conditions is satisfied, the Indemnitor may assume the defense of such Claim, and in the case of such an assumption the Indemnitor shall have the authority to negotiate, compromise and settle such Claim:

          (i) The Indemnitor confirms in writing that it is obligated hereunder to indemnify the Indemnitee with respect to such Claim; and

          (ii) The Indemnitee does not give the Indemnitor written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnitee's own counsel advisable.

     The Indemnitee shall retain the right to employ its own counsel and to participate in the defense of any Claim, the defense of which has been assumed by the Indemnitor pursuant hereto, but the Indemnitee shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

     (b) In the event of any Claims under Section 9.1 and Section 9.2 hereof, the Indemnitee shall advise the Indemnitor in writing of the amount and circumstances surrounding such liquidated Claim. With respect to liquidated Claims, if within thirty days the Indemnitee has not contested such Claim in writing, the Indemnitor will pay the full amount thereof within ten days after the expiration of such period.

     (c) No Claim for indemnification may be made for the first time by the Seller or Buyer pursuant to this Section 9 until the aggregate amount of all such party's Claims exceeds $10,000, at which time such party may submit all such Claims.

     Section 10. CHANGE OF NAME. The Buyer, one, or more of its nominees shall have the exclusive right to use the business names of the Seller or variations thereof as business names or titles throughout the world from and after the Closing. Within fifteen (15) calendar days after the Closing, the Seller shall deliver a certificate from the Delaware Secretary of State evidencing the change of the Seller's name from "Indigo Networks LLC."

     Section 11. USE OF NAME. Except as otherwise expressly authorized by the Buyer, the Seller agrees that immediately after the Closing Date, it will not use and will cease using any reference to the name "ishophere" or any variations thereof, in any manner, including but not limited to all Internet websites owned by or affiliated with the Seller.

     Section 12. CONFIDENTIAL INFORMATION. Any and all information disclosed by the Buyer to the Seller or by the Seller to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to the Seller or to the Buyer, respectively, shall remain confidential to the Seller and the Buyer and their respective employees and agents until the Closing Date, except to the extent that the Buyer in its reasonable judgment must disclose for the consummation of the transaction contemplated herein. If the Closing does not take place for any reason, each of the Seller and the Buyer agrees not to further divulge or disclose or use for its benefit or purposes any such information at any time in the future unless it has otherwise become public. The information intended to be protected hereby shall include, but not be limited to, financial information, customers, sales representatives, and anything else having an economic or pecuniary benefit to the Buyer or the Seller, respectively.

     Section 13. GENERAL.

     Section 13.1. Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys, accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses. Notwithstanding the foregoing, the Buyer agrees to pay up to $75,000 of the Seller's transaction expenses on the Closing Date (the actual amount of such expenses, the "Seller's Expenses"). On the Closing Date, the Seller shall deliver a certificate (the "Certificate of Expenses") itemizing the Seller's Expenses. The Buyer shall pay the Seller's Expenses on the Closing Date by reducing the Loan Amount by the amount of the Seller's Expenses. The Buyer and Seller have agreed to further reduce the Loan Amount by an amount equal to

$108,560 relating to the exercise of an option under the Seller's License Agreement with OnDisplay, Inc.

     Section 13.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

        If to the Seller, to:

               c/o Terry Johnson
               2124 Christina Cove
               Birmingham, AL  35244
               (tel.) 205-706-9445
               (fax) 205-733-0097

        with a copy sent contemporaneously to:

               David Pedley, Esq.
               Greenberg & Traurig, LLP
               Suite 1100
               3060 Peachtree Road
               Atlanta, GA  30305
               (tel.)  404-261-2000
               (fax)  404-233-5824

        If to the Buyer, to:

               Wave Systems Corp.
               480 Pleasant Street
               Lee, MA  01238
               (tel.)  413-243-7008
               (fax)  413-243-0045

               Attention: Gerard T. Feeney, Chief Financial Officer with a copy sent contemporaneously to:

               Neil W. Townsend, Esq.
               Bingham Dana LLP
               399 Park Avenue
               New York, NY  10022
               (tel.)  212-318-7722
               (fax)  212-752-5378

     Section 13.3. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     Section 13.4. Governing Law. The validity and construction of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

     Section 13.5. Sections and Section Headings. All enumerated subdivisions of this Agreement are herein referred to as "Section" or "subsection." The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     Section 13.6. Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that nothing contained in this Section 13.6 shall prevent the Buyer, without the consent of the Seller, from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with the Buyer.

     Section 13.7. Survival and Materiality of Representations and Warranties. The representations and warranties of the Buyer and, the Seller contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one (1) year.

     Section 13.8. Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require more effectively to convey and transfer any of the Acquired Assets to the Buyer. The Seller and the Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

     Section 13.9. Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     Section 13.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as an instrument under seal as of the date and year first above written.


SELLER:                             INDIGO NETWORKS LLC


                                    By:  /s/ Terry W. Johnson
                                         --------------------------
                                    Name: Terry W. Johnson
                                    Title: Manager


BUYER:                              WAVE SYSTEMS CORP.


                                    By:  /s/ Steven Sprague
                                         --------------------------
                                    Name:  Steven Sprague
                                    Title:  Chief Executive Officer

         Exhibits

          Exhibit A             Form of Bill of Sale
          Exhibit B             Form of Assignment Agreement
          Exhibit C             Form of Non-Competition Agreement
          Exhibit D             Form of Consulting Agreement
          Exhibit E             Form of Seller's Legal Opinion
          Exhibit F             Form of Manager's Certificate
          Exhibit G             Form of "Exhibit A" to Vendor Contracts


         Schedules

          Schedule 1(a)         Equipment
          Schedule 1(b)         Contracts
          Schedule 1(d)         Intangibles
          Schedule 1(f)         Insurance Policies
          Schedule 1(g)         Person Property Leases
          Schedule 1(h)         Real Property Leases
          Schedule 1(i)         License Agreements
          Schedule 2            Allocation of Purchase Price
          Schedule 6.4          Liens
          Schedule 6.5          Litigation
          Schedule 6.7          Intellectual Property Exceptions
          Schedule 6.11         Required Third Party Consents
          Schedule 6.12         Balance Sheet
          Schedule 6.13         Changes
          Schedule 6.17         Officers, Employees and Salaries
          Schedule 6.18         Benefit Plan Exceptions